UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: January 30, 2026
(Date of earliest event reported)

PennantPark Investment Corporation
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1691 Michigan Avenue Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip Code)
(786)
297-9500
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PNNT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934. Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.
On January 30, 2026, PennantPark Investment Corporation (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance of $75,000,000 in aggregate principal amount of 7.00% Senior Unsecured Notes due February 1, 2029 (the “Notes”), to a qualified institutional investor (the “Investor”) in a private placement (the “Private Placement”).
Interest on the Notes will be due semi-annually on the 1st day of February and August each year, beginning on August 1, 2026. The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued and unpaid interest to the pr epaym
ent date and, if prior to November 1, 2028, a make-whole premium. In addition, the Company is obligated to offer to prepay the Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Notes are general unsecured obligations of the Company that rank pari passu
with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, and a minimum asset coverage ratio of 1.50 to 1.00.
The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain judgments and orders and certain events of bankruptcy.
In connection with the Private Placement, the Company entered into a Registration Rights Agreement, dated as of January 30, 2026 (the “Registration Rights Agreement”), with the Investor. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act of 1933, as amended (the “Securities Act”), with terms substantially identical to those of the Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the Notes. If the Company is not able to effect the exchange offer, the Company will be obligated to file a registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, the Company will be required to pay additional interest to the holder of the Notes.
The descriptions above are only summaries of the material provisions of the Note Purchase Agreement and the Registration Rights Agreement, respectively, and are qualified in their entirety by reference to the copies of the Note Purchase Agreement and the Registration Rights Agreement which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form
8-K
and are, in each case, incorporated herein by reference thereto.
Item 2.03 - Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 above is incorporated by reference into this Item
2.03
.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1	Note Purchase Agreement, dated January 30, 2026, by and among PennantPark Investment Corporation and the purchaser party thereto.

10.2	Registration Rights Agreement, dated January 30, 2026, by and among PennantPark Investment Corporation and the purchaser party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Investment Corporation

Dated: January 30, 2026	By :	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer & Treasurer